Registration No. ____________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WAYNE BANCORP, INC.

(Exact name of issuer as specified in its Charter)

    Ohio

34-1516142

(State of Incorporation)

(I.R.S. Employer Identification No.)

112 West Liberty Street, Wooster, Ohio

  44691

(Address of Principal Executive Offices)

(Zip Code)

WAYNE BANCORP

STOCK OPTION PLAN

(Full Title of the Plan)

David P. Boyle, President & CEO

Wayne Bancorp, Inc.

112 West Liberty Street

Wooster, Ohio  44691

330-264-1222

(Name, address, zip code, telephone number,

and area code of agent for service)

Copy To:

Susan B. Zaunbrecher, Esq.

Dinsmore & Shohl LLP

1900 Chemed Center

255 East Fifth Street

Cincinnati, Ohio  45202

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share*	Proposed Maximum Offering Price	Amount of Registration Fee
Common Stock, without par value	500,000	$30.74	$15,370,000	$1,243.43

Approximate date of proposed commencement of sales hereunder:

As soon as practicable after the effective date of this Registration Statement

*

Based pursuant to Rule 457(c), on the average of the high and low prices of the common stock of Wayne Bancorp, Inc. on the Nasdaq SmallCap Market on July 29, 2003, a date within 5 days of the date on which this Registration Statement is filed.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Part I of Form S-8 is set forth in the “Prospectus.”  The Prospectus is a part of the Section 10(a) Prospectus to which this Registration Statement relates but it is not filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.

Incorporation of Documents by Reference.

Wayne Bancorp, Inc. (the “Registrant”) states that the documents listed below are incorporated by reference in this Registration Statement.  Registrant further states that all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement.

•

The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002.

•

All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 2002.

•

The description of the common stock contained on the Registrant’s Form 8-A Registration Statement under the Securities Act of 1934, effective May 8, 1986.

Item 4.

Description of Securities.

Not Applicable.

Item 5.

Interests of Named Experts and Counsel.

Not Applicable.

Item 6.

Indemnification of Directors and Officers.

The Registrant’s articles of incorporation provide that the Registrant shall indemnify each director, officer, employee or agent of the Registrant to the fullest extent permitted by law.

Ohio corporate law provides, with limited exceptions, that a director may be held liable in damages for acts or omissions as a director only if it is proven by clear and convincing evidence that the director undertook the act or omission with deliberate intent to cause injury to the corporation or with reckless disregard for its best interests.

The indemnification provisions of Ohio corporate law require indemnification of a director who has been successful on the merits or otherwise in defense of any action that he or she was a party to because he or she is or was a director of the corporation.  The indemnification authorized by Ohio corporate law is not exclusive and is in addition to any other rights granted to directors.

Item 7.

Exemption From Registration Claimed.

Not Applicable.

Item 8.

Exhibits.

Exhibit No.

Description

4

Wayne Bancorp Stock Option Plan

5, 23 (a)

Opinion of Dinsmore & Shohl LLP as to the legality of the securities being registered

23(b)

Consent of Crowe Chizek and Company LLC, independent accountants

24

Power of Attorney**

**

Contained herein on the signature page

Item 9.

Undertakings.

A.

The undersigned registrant hereby undertakes:

i.

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

ii.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

iii.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wooster, State of Ohio on July 16, 2003.

Wayne Bancorp, Inc.

By: /s/ DAVID P. BOYLE

     David P. Boyle, President & CEO

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David P. Boyle and John A. Lende, and each of them, jointly and severally, as his or her true and lawful attorney-in-fact and agent, each with full power of substitution, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-8, and to perform any acts necessary to be done in order to file such amendment with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature

Title

Date

/s/ DAVID P. BOYLE

President, CEO & Director

July 16, 2003

David P. Boyle

(Principal Executive

Officer)

/s/ JOHN A. LENDE

Chief Financial Officer

July 16, 2003

John A. Lende

(Principal Financial

and Accounting Officer)

/s/ JAMES O. BASFORD

Director

July 16, 2003

James O. Basford

/s/ GWENN E. BULL

Director

July 16, 2003

Gwenn E. Bull, CPA

/s/ DAVID L. CHRISTOPHER

Chairman of the Board &

July 16, 2003

David L. Christopher

Director

/s/ DENNIS B. DONAHUE

Director

July 16, 2003

Dennis B. Donahue

/s/ B. DIANE GORDON

Director

July 16, 2003

B. Diane Gordon

/s/ JOHN C. JOHNSTON, III

Director

July 16, 2003

John C. Johnston, III

/s/ STEPHEN L. SHAPIRO

Director

July 16, 2003

Stephen L. Shapiro

/s/ JEFFREY E. SMITH

Director

July 16, 2003

Jeffrey E. Smith

/s/ PHILIP S. SWOPE

Director

July 16, 2003

Philip S. Swope

/s/ DAVID E. TAYLOR

Director

July 16, 2003

David E. Taylor

/s/ RICHARD S. WAGNER

Director

July 16, 2003

Richard S. Wagner

/s/ VICTOR B. SCHANTZ

Director

July 16, 2003

Victor B. Schantz

INDEX TO EXHIBITS

Exhibit No.	Description	Page
4	Wayne Bancorp Stock Option Plan
5, 23 (a)	Opinion and consent of Dinsmore & Shohl LLP as to the legality of securities being registered.
23(b)	Consent of Crowe Chizek and Company LLC, independent accountants
24	Power of Attorney	**

**

Contained herein on the signature page